Exhibit 5.2
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102-4056

January 3, 2014
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, NC 28202

Re:    Chiquita Brands International, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:
We have acted as special New Jersey counsel to Chiquita Brands International, Inc., a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Exchange Offer Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”). The Exchange Offer Registration Statement relates to, among other things, the offer to exchange $425,000,000 aggregate principal amount of 7.875% Senior Notes due 2021 (the “Old Notes”) for $425,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2021 (the “Exchange Notes”). The Exchange Notes are being issued under the Indenture dated as of February 5, 2013 (the “Indenture”) entered into by and among the Company, Chiquita Brands L.L.C., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent.
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Exchange Offer Registration Statement relating to the Exchange Notes;

(ii)	the Third Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Amended and Restated Certificate of Incorporation”);

(iii)	the Restated By-laws of the Company, as currently in effect (the “Restated By-laws”);

(iv)
the Indenture, and the form of note included therein, filed as an exhibit to Current Report on Form 8-K filed February 8, 2013 and incorporated by reference as an exhibit to the Exchange Offer Registration Statement;

(v)
the Registration Rights Agreement dated as of February 5, 2013 (the “Registration Rights Agreement”), filed as an exhibit to Current Report on Form 8-K filed February 8, 2013 and incorporated by reference as an exhibit to the Exchange Offer Registration Statement; and

(vi)	certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on January 25, 2013 relating to, among other things, the Exchange Offer and the Exchange Notes.

Chiquita Brands International, Inc.
January 3, 2013

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties including the Company, the validity and binding effect on such parties. We have assumed that any Exchange Notes that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Exchange Notes will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and the Exchange Notes will not, violate, conflict with or constitute a default under (i) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Opined on Law (as defined below)), (ii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law) or (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law).
Our opinions set forth below are limited to the New Jersey Business Corporation Act (the “NJBCA”) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under the NJBCA (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Further, we have assumed that the Indenture has been and continues to be qualified under the Trust Indenture Act of 1939, as amended. Except as provided herein, we have assumed that each of the parties to the Registration Rights Agreement has complied with its obligations set forth therein as of the date hereof in respect of the Exchange Offer (as such term is defined in the Registration Rights Agreement). This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	When (i) the Exchange Offer Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; and (ii) the

Chiquita Brands International, Inc.
January 3, 2013

Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon delivery by such purchasers of a like principal amount of Old Notes as consideration therefor, the Exchange Notes, when issued and sold in accordance with the Indenture, will be duly authorized.

2.
The Company is validly existing as a corporation in good standing under the laws of the State of New Jersey. Subject to the assumptions and qualifications set forth in paragraph 1 of this opinion, the Company will have the corporate power and authority to enter into and perform its obligations under the Exchange Notes.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Exchange Offer Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Exchange Offer Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ McCarter & English, LLP______________
McCARTER & ENGLISH, LLP